Exhibit 99.1

OTONOMO TECHNOLOGIES LTD. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS I, the undersigned shareholder of Otonomo Technologies Ltd. (the “Company”), do hereby nominate, constitute and appoint Mr. Benjamin Volkow, Chief Executive Officer and Chairman of the Board of Directors of the Company and Ms. Maya Nassie-Neeman, General Counsel of the Company, and each of them, my true and lawful proxy and attorney(s) with full power of substitution for me and in my name, place and stead, to represent and vote any and all of the Company’s ordinary shares, no par value per share (“Ordinary Shares”), held in my name on the Company’s books as of [_______], 2023, at the Special General Meeting of Shareholders to be held at the executive offices of the Company located at 16 Abba Eban Blvd., Herzliya Pituach, Israel on [_______], 2023 at [_____] p.m. Israel local time (or as otherwise adjourned or postponed) (the “Meeting”). By my signature, I hereby revoke any and all proxies given prior to the date hereof. (Continued and to be signed on the reverse side) SPECIAL GENERAL MEETING OF SHAREHOLDERS OF OTONOMO TECHNOLOGIES LTD. [_______], 2023 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.
INSTRUCTIONS:
SUBMIT YOUR PROXY BY INTERNET—www.voteproxy.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time on [_______], 2023. Have your proxy card in hand when you access the web site and then follow the on-screen instructions.
SUBMIT YOUR PROXY BY PHONE
Use any touch-tone telephone by dialing 1-800-690-6903 to transmit your voting instructions up until 11:59 P.M. Eastern Time on [_______], 2023. Have your proxy card in hand when you call and then follow the recorded instructions.
You do not need to return this proxy card if you are voting electronically over the phone or the internet. SUBMIT YOUR PROXY BY MAIL
Mark, sign, date and return this proxy card promptly to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 not later than 48 hours before the Meeting, which will be held at [_____] p.m. Israel local time on [_______], 2023.

Please detach along perforated line and mail in the envelope provided. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE PROPOSALS LISTED BELOW. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY TO VOTE PROCESSING C/O BROADRIDGE, 51 MERCEDES WAY, EDGEWOOD, NY 11717. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒ FOR AGAINST ABSTAIN Important Instructions for Item 1: 1. To approve, pursuant to Section 320 of the ☐ ☐ ☐ Companies Law, the merger by and among the PLEASE BE CERTAIN TO FILL IN THE BOX FOR ITEM 1A Company, Urgent.ly Inc. (“Urgently”), and U.O BELOW TO CONFIRM IF YOU ARE A SHAREHOLDER LISTED Odyssey Merger Sub Ltd. (“Merger Sub”), IN SECTION 320(C) OF THE ISRAELI COMPANIES LAW, 5759- including approval and adoption of: 1999 (“COMPANIES LAW”) (i.e., IF YOU ARE URGENTLY, MERGER SUB OR AN URGENTLY RELATED PERSON (AS (i) the merger transaction contemplated by the SUCH TERM IS DEFINED IN THE PROXY STATEMENT FOR Agreement and Plan of Merger, dated February 9, THE MEETING)). 2023 (the “Merger Agreement”), pursuant to Sections 314 through 327 of the Companies Law, Under the Companies Law, your vote cannot be counted towards the whereby Merger Sub will merge with and into the majority required for Proposal 1 unless you provide the foregoing Company, with the Company surviving and important confirmation. becoming a direct wholly owned subsidiary of Urgently (the “Merger”); This proxy, when properly executed, will be voted in the manner directed (ii) the Merger Agreement;    herein by the undersigned shareholder. If no direction is made with respect (iii) the consideration to be received by the to Proposal 1 for the Meeting, this Proxy will be voted “FOR” Proposal 1 Company’s shareholders in the Merger, other than and in such manner as the holder of the Proxy determines with respect to holders of “Excluded Shares” (as defined in the any other business as may properly come before the Meeting or all and any Merger Agreement), consisting of a number of adjournments or postponements thereof (including voting on the shares of Urgently common stock equal to the adjournment or postponement of such meetings). Exchange Ratio (as defined in the Merger    Agreement), subject to the withholding of any PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD applicable taxes, for each Ordinary Share held as PROMPTLY USING THE ENCLOSED ADDRESSED ENVELOPE. of immediately prior to the effective time of the IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND Merger (the “Effective Time”); THE MEETINGS AND VOTE, YOUR SHARES CANNOT BE (iv) the purchase of a tail endorsement to the VOTED. Company’s current directors’ and officers’ liability insurance policy for a period of seven To assure your representation at the Meeting, please mark, sign, date and years commencing at the Effective Time in return this proxy card no later than 48 hours before the time of the Meeting. accordance with the terms of the Merger Agreement; and Directions

(v) all other transactions and arrangements If you have any questions on how to fill out the proxy card, please contact contemplated by the Merger Agreement. [_______], the Company’s proxy solicitation firm, toll-free at [_____] in the United States, or [_______] from foreign countries, who will advise you as to how to submit your vote. 1A. Are you Urgently, Merger Sub, or an YES NO Urgently Related Person, or anyone acting on ☐ ☐ behalf of Urgently, Merger Sub or an Urgently    Related Person You must mark this Item 1A for your vote to be counted in Proposal 1. FOR AGAINST ABSTAIN Important Instructions for Item 2: 2. To approve the payment of a transaction retention☐ ☐ ☐ bonus to Mr. Benjamin Volkow, the Company’s PLEASE BE CERTAIN TO FILL IN THE BOX FOR ITEM 2A Chief Executive Officer and Chairman of the BELOW TO CONFIRM IF YOU ARE A “CONTROLLING Company’s board of directors, as described in the SHAREHOLDER” (WITHIN THE MEANING OF THE Proxy Statement and subject to the terms set forth COMPANIES LAW) OR IF YOU HAVE A “PERSONAL in the retention award agreement attached to the INTEREST” (WITHIN THE MEANING OF THE COMPANIES Proxy Statement. LAW) IN THE APPROVAL OF ITEM 2.?
Under the Companies Law, your vote cannot be counted towards the majority required for Proposal 2 unless you provide the foregoing important confirmation. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made with respect to Proposal 2 for the Meeting, this Proxy will be voted “FOR” Proposal 2 and in such manner as the holder of the Proxy determines with respect to any other business as may properly come before the Meeting or all and any adjournments or postponements thereof (including voting on the adjournment or postponement of such meetings). PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ADDRESSED ENVELOPE. IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND (v) all other transactions and arrangements If you have any questions on how to fill out the proxy card, please contact contemplated by the Merger Agreement. [_______], the Company’s proxy solicitation firm, toll-free at [_____] in the United States, or [_______] from foreign countries, who will advise you as to how to submit your vote. 1A. Are you Urgently, Merger Sub, or an YES NO Urgently Related Person, or anyone acting on                behalf of Urgently, Merger Sub or an Urgently    Related Person You must mark this Item 1A for your vote to be counted in Proposal 1. FOR AGAINST ABSTAIN Important Instructions for Item 2: 2. To approve the payment of a transaction retention                bonus to Mr. Benjamin Volkow, the Company’s PLEASE BE CERTAIN TO FILL IN THE BOX FOR ITEM 2A Chief Executive Officer and Chairman of the BELOW TO CONFIRM IF YOU ARE A “CONTROLLING Company’s board of directors, as described in the SHAREHOLDER” (WITHIN THE MEANING OF THE Proxy Statement and subject to the terms set forth COMPANIES LAW) OR IF YOU HAVE A “PERSONAL in the retention award agreement attached to the INTEREST” (WITHIN THE MEANING OF THE COMPANIES Proxy Statement. LAW) IN THE APPROVAL OF ITEM 2. Under the Companies Law, your vote cannot be counted towards the majority required for Proposal 2 unless you provide the foregoing important confirmation. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made with respect to Proposal 2 for the Meeting, this Proxy will be voted “FOR” Proposal 2 and in such manner as the holder of the Proxy determines with respect to any other business as may properly come before the Meeting or all and any adjournments or postponements thereof (including voting on the adjournment or postponement of such meetings). PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ADDRESSED ENVELOPE. IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND

THE MEETINGS AND VOTE, YOUR SHARES CANNOT BE VOTED. To assure your representation at the Meeting, please mark, sign, date and return this proxy card no later than 48 hours before the time of the Meeting. Directions If you have any questions on how to fill out the proxy card, please contact [_______], the Company’s proxy solicitation firm, toll-free at [______] in the United States, or [_______] from foreign countries, who will advise you as to how to submit your vote. 2A. Are you a “controlling shareholder” of the YES NO Company and/or do you have a “personal interest”☐ ☐ (each as defined in the Companies Law and detailed in the Proxy Statement) in the approval of Proposal 2? You must mark this Item 2A for your vote to be counted in Proposal 2. FOR AGAINST ABSTAIN Important Instructions for Item 3: 3. To approve the payment of a transaction☐ ☐ ☐ retention bonus to Ms. Bonnie Moav, the PLEASE BE CERTAIN TO FILL IN THE BOX FOR ITEM 3A Company’s Chief Financial Officer, with respect BELOW TO CONFIRM IF YOU ARE A “CONTROLLING to the portion of such bonus which exceeds the SHAREHOLDER” (WITHIN THE MEANING OF THE maximum amount permitted under the Company’s COMPANIES LAW) OR IF YOU HAVE A “PERSONAL compensation policy, as described in the Proxy INTEREST” (WITHIN THE MEANING OF THE COMPANIES Statement and subject to the terms set forth in the LAW) IN THE APPROVAL OF ITEM 3. retention award agreement attached to the Proxy Statement. Under the Companies Law, your vote cannot be counted towards the majority required for Proposal 3 unless you provide the foregoing important confirmation. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made with respect to Proposal 3 for the Meeting, this Proxy will be voted “FOR” Proposal 3 and in such manner as the holder of the Proxy determines with respect to any other business as may properly come before the Meeting or all and any adjournments or postponements thereof (including voting on the adjournment or postponement of such meetings). PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ADDRESSED ENVELOPE. IF YOU DO NOT SIGN AND RETURN A PROXY OR ATTEND THE MEETINGS AND VOTE, YOUR SHARES CANNOT BE VOTED. To assure your representation at the Meeting, please mark, sign, date and return this proxy card no later than 48 hours before the time of the Meeting. Directions If you have any questions on how to fill out the proxy card, please contact [_______], the Company’s proxy solicitation firm, toll-free at [______] in the United States, or [_______] from foreign countries, who will advise you as to how to submit your vote. 3A. Are you a “controlling shareholder” of the YES NO Company and/or do you have a “personal interest”☐ ☐ (each as defined in the Companies Law and detailed in the Proxy Statement) in the approval of Proposal 3? You must mark this Item 3A for your vote to be counted in Proposal 3. To change the address on your account, please check the box at right    and indicate your new address in the address space above. Please ☐ note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Shareholder    Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.